Exhibit 16.1

MINE SAFETY DISCLOSURE

Our mining operations are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). We have disclosed below information regarding certain citations and orders issued by MSHA and related assessments and legal actions with respect to these mining operations. In evaluating the below information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed or vacated. The tables below do not include any orders or citations issued to independent contractors at our mines.

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires issuers to include in periodic reports filed with the Securities and Exchange Commission (“SEC”) certain information relating to citations and orders for violations of standards under the Mine Act. The following tables disclose information required under the Dodd-Frank Act for the period ending on December 31, 2015.

						Total Dollar
			Section			Value of
	Section 104	Section	104(d)	Section	Section	MSHA
Mine Name / MSHA Identification	S&S	104(b)	Citations and	110(b)(2)	107(a)	Assessments
Number	Citations(1)	Orders (2)	Orders (3)	Violations (4)	Orders (5)	Proposed (6)
Minorca 21-02449	4	0	0	0	1	$34,517
Dry Branch Mine 46-09395	0	0	0	0	0	$300
Red Hawk Mine 46-09300	0	0	0	0	0	$0
Mine 35 46-08131	9	0	0	0	0	$14,208
Mine 37 46-09017	0	0	0	0	0	$0
Mine 39 46-09261	9	0	0	0	0	$17,643
Mine 40 46-09298	5	0	0	0	0	$6,202
Mine 42 46-09378	13	0	1	0	0	$53,032
VA Point No. 1 Mine 44-07172	0	0	0	0	0	$100
Low Gap Mine 46-05741	0	0	0	0	0	$307
No. 8 Loadout 46-07680	0	0	0	0	0	$400
Mine 41 44-07264	0	0	0	0	0	$0
Mine 43 46-09496	4	0	0	0	0	$999
Eckman 46-08647	1	0	0	0	0	$802
Eckman Loadout 46-03341	0	0	0	0	0	$200
Tea Branch 46-09477	0	0	0	0	0	$0
Road Fork Load Out 46-08278	0	0	0	0	0	$200
No. 31 Loadout 46-08554	0	0	0	0	0	$0
Highwall Miner No. 2 46-09219	0	0	0	0	0	$0
Mine No. 32 46-08659	0	0	0	0	0	$100

(1)       Mine Act section 104 S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a mine health and safety hazard. It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104 S&S citations in this column.

(2)       Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the time period specified in the citation.

(3)       Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e., aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.

(4)       Mine Act section 110(b)(2) violations are for an alleged “flagrant” failure (i.e., reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

(5)       Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.

(6)       Amounts shown include assessments proposed by MSHA during the three month period ending December 31, 2015 on all citations and orders, including those citations and orders that are not required to be included within the above chart.

		Received Notice
	Total	of Pattern of
	Number of	Violations	Legal Actions	Legal Actions	Legal Actions
	Mining	Under Section
Mine Name / MSHA Identification	Related	104(e) (yes/no)	Pending as of Last	Initiated	Resolved During
Number	Fatalities	(9)	Day of Period	During Period	Period

Minorca 21-02449	0	0	2	2	3
Dry Branch Mine 4609395	0	0	0	0	0
Red Hawk Mine 4609300	0	0	0	0	1
Mine 35 46-08131	0	0	1	0	0
Mine 37 46-09017	0	0	0	0	4
Mine 39 46-09261	0	0	0	1	7
Mine 40 46-09298	0	0	0	0	3
Mine 42 46-09378	0	0	1	1	0
VA Point No. 1 Mine 44-07172	0	0	0	0	1
Low Gap Mine 46-05741	0	0	0	0	0
No. 8 Loadout 46-07680	0	0	0	0	0
Mine 41 44-07264	0	0	0	0	3
Mine 43 46-09496	0	0	1	1	0
Eckman 46-08647	0	0	0	0	0
Eckman Loadout 46-03341	0	0	0	0	0
Tea Branch 46-09477	0	0	0	0	0
Road Fork Load Out 46-08278	0	0	0	0	0
No. 31 Loadout	0	0	0	0	0
Highwall Miner No. 2 46-09219	0	0	0	0	0
Mine No. 32 46-08659	0	0	0	0	0

(9)     Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a mine safety or health hazard.

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of December 31, 2015 that fall into each of the following categories is as follows:

				Complaints of
	Contests of	Contests of	Complaints	Discharge/	Applications
Mine Name / MSHA	Citations and	Proposed	for	Discrimination/	for Temporary	Appeals of
Identification Number	Orders	Penalties	Compensation	Interference	Relief	Judges Rulings
Minorca 2102449	1	1	0	0	0	0
Dry Branch Mine 4609395	0	0	0	0	0	0
Red Hawk Mine 4609300	0	0	0	0	0	0
Mine 35 46-08131	0	1	0	0	0	0
Mine 37 46-09017	0	0	0	0	0	0
Mine 39 46-09261	0	1	0	0	0	0
Mine 40 46-09298	0	0	0	0	0	0
Mine 42 46-09378	0	1	0	1	0	0
VA Point No. 1 Mine 44-07172	1	0	0	0	0	0
Low Gap Mine 46-05741	0	0	0	0	0	0
No. 8 Loadout 46-07680	0	0	0	0	0	0
Mine 41 44-07264	0	0	0	0	0	0
Mine 43 46-09496	0	0	0	0	0	0
Eckman 46-08647	0	0	0	0	0	0
Eckman Loadout 46-03341	0	0	0	0	0	0
Tea Branch 46-09477	0	0	0	0	0	0
Road Fork Load Out 46-08278	0	0	0	0	0	0
No 31 Loadout	0	0	0	0	0	0
Highwall Miner No. 2 46-09219	0	0	0	0	0	0
Mine No. 32 46-08659	0	0	0	0	0	0